Exhibit 1

August 30, 2013

Merrill Lynch, Pierce, Fenner & Smith Incorporated
Bank of America Tower
One Bryant Park
New York, NY 10036
Attention: [                         ]
Telephone: [                         ]
Email: [                         ]

Re: Sale Pursuant to Rule 10b5-1 Plan

Ladies and Gentlemen:

This agreement dated as of August 30, 2013 (this “Agreement”) between Macquarie Infrastructure Management (USA) Inc. (the “Client”) and Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Broker”), acting as sales agent for the Client, is intended to create a written trading plan (subject to the terms and conditions of this Agreement, the “Plan”) pursuant to Rule 10b5-1(c) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) for the periodic sale of limited liability company interests (the “Shares”) of Macquarie Infrastructure Company LLC (the “Issuer”).

1.   Commencing on October 1, 2013 (the “Start Date”), Broker is authorized to use its good faith and commercially reasonable efforts to sell on the Client’s behalf as a “limit, not held” order the Shares as specified in Schedule I attached hereto, or if that date is not a trading day, on the immediately following trading day; provided that, in no event shall the number of Shares sold hereunder exceed 1,000,000 Shares (the “Maximum Amount”).  When the terms and conditions for sale set forth in this Agreement have been met, Broker is instructed to use commercially reasonable efforts to sell the greatest number of Shares on each trading day as is practicable, subject to the limits set forth in this Agreement including the Minimum Sale Price and Volume Limit specified in Schedule I attached hereto. If in Broker’s judgment market conditions will not permit the sale of the Shares pursuant to the terms specified in Schedule I, or if that amount would exceed any of the limits set forth in this Agreement, Broker shall sell such lesser amount, if any, it deems practicable. Any portion of the Shares not sold will be carried forward until the Broker determines that all or part of the unsold portion can be sold under the then prevailing market conditions and subject to those limits, until all of the unsold portion has been sold.

      Any Maximum Amounts, price limits or other terms and conditions for sale set forth in this Agreement may be adjusted proportionally to reflect any stock split, stock dividend, spin-off or other reorganization, recapitalization or comparable transaction affecting the capital stock of the Issuer. Any price limits stated in this Agreement shall be applied before giving effect to any commissions, transaction fees or other charges or any taxes or other amounts withheld.  Broker may act, in its sole discretion, as broker or as principal (including, if Broker is a market-maker in the Issuer common stock at the time that any sale is to be made under this Agreement, in its market-making capacity), and Broker will be entitled to its ordinary and customary brokerage commission as listed on Schedule I plus any applicable exchange fees and similar charges, unless the parties have otherwise agreed in writing.  The net proceeds of the sales will be credited to the Client’s account with Broker, and, unless specifically provided otherwise in writing to the contrary, all sales under this Agreement will be subject to the terms and conditions of the Client’s customer agreement with Broker.

       2.   The time period beginning on and including the date sales are to first be made under this Agreement to and including the date of the termination of this Agreement is referred to herein as the “Plan Period.”  This Agreement shall terminate on the earlier of: (a) February 28, 2014, (b) the sale of any Maximum Amount under this Agreement; (c) the date the Client notifies Broker in writing of the public announcement of (i) a tender or exchange offer for Shares by the Issuer or any other person or (ii) a merger, acquisition, reorganization, recapitalization or comparable transaction as a result of which Issuer common stock is to be exchanged or converted into shares of another company; (d) the date on which Broker becomes aware of the commencement or impending commencement of any voluntary or involuntary proceedings in respect of or triggered by the Company’s bankruptcy or insolvency; or (e), in accordance with paragraph 3 of this Agreement, the date (such date, the “Optional Termination Date”) on which either party to this Agreement delivers to the other party written notice of termination.

August 30, 2013

    3.   The Client acknowledges and agrees that any amendment, modification, waiver or termination of this Agreement or the Plan, including without limitation any designation by the Client of an Optional Termination Date, must be effected in accordance with the requirements for the amendment or termination of a “plan” as defined in Rule 10b5-1(c) under the Exchange Act.  Without limiting the generality of the foregoing, any such amendment, modification, waiver or termination shall be made in good faith and not as part of a plan or scheme to evade the prohibitions of Rule 10b-5 under the Exchange Act, and no  amendment, modification or waiver shall be made at any time at which the Client is aware of any material nonpublic information concerning the Issuer or the Shares (it being understood that a termination may be made at such time under Rule 10b5-1, but any such termination could potentially call into question the Client’s good faith in establishing the Plan).

    4.   The Client acknowledges that Broker may suspend sales under this Agreement if Broker determines, or is informed by Client, that it is prohibited from selling the Shares by a legal, contractual or regulatory restriction applicable to it or its affiliates or to Client and its affiliates (other than any such restriction relating to Client’s possession or alleged possession of material nonpublic information about the Shares) or that a disruption has occurred that would materially interfere with Broker’s ability to carry out the terms of this Agreement.  Broker shall resume sales hereunder as promptly as practicable after determining that, or receiving written notice from Client that, such prohibition or disruption has ceased or terminated.

5.   The Client agrees to deliver or cause to be delivered to Broker, prior to the commencement of the Plan Period, a number of Shares equal to the Maximum Amount.

6.   Subject to the limits in this Agreement, Broker shall have full discretion with respect to the execution of all sales, and it will not be subject to any control or influence by the Client with respect thereto; provided, however, that in acting under this Agreement Broker will be an independent contractor or the Client’s broker; Broker will not be the Client’s trustee or fiduciary.  It is the intent of the parties that this Agreement and the Plan comply with the requirements of Rule 10b5-1(c)(1)(i)(B) of the Exchange Act, and the parties agree that this Agreement shall be interpreted to comply with the requirements of Rule 10b5-1(c) and the Client shall take no action that results in this transaction not so complying with such requirements.  During the term of this Agreement, Broker agrees that no person who exercises influence on its behalf over whether, when or how sales of Shares are made under this Plan will do so while in possession of material non-public information relating to the Shares or the Company.  In addition, Broker agrees that the existence and terms of this Agreement and information regarding the manner and timing of sales to be made hereunder shall be kept confidential and not disclosed by Broker to any other person except with the consent of the Client or as required by law.

7.   During the term of this Agreement, the Client agrees that neither it nor its officers or employees will disclose any material nonpublic information about the Shares or the Issuer, or otherwise discuss or correspond regarding the Shares, the Issuer, this Agreement or the Plan, to or with Broker’s officers and employees who are directly responsible for making investment decisions on behalf of the Broker to purchase or sell the Shares in connection with this Agreement.

8.   The Client represents and warrants to Broker that it has fully paid for the Shares and has a holding period of at least (i) one year from the date of acquisition, or (ii) six months from the date of acquisition; provided that, it has confirmed that Issuer is, and has been for a period of at least 90 days immediately before the date hereof, subject to the reporting requirements of section 13 or 15(d) of the Exchange Act and has filed all required reports under section 13 or 15(d) of the Exchange Act, as applicable, during the 12 months preceding the date hereof (or for such shorter period that the Issuer was required to file such reports), other than Form 8-K reports.

August 30, 2013

9.   If the Client indicates on the signature page of this Agreement that, it is not, and has not been, at any time during the three months ending on the date hereof, an “affiliate” of the Issuer, the Client agrees to notify Broker immediately in writing if, at any time during the Plan Period of this Agreement, it becomes an “affiliate” of the Issuer.

10.          If the Client indicates on the signature page of this Agreement that, it may be an “affiliate” of the Issuer, Client has delivered to Broker a sufficient number of presigned Form 144s, with such Form 144s stating that the Shares are to be sold pursuant to a Rule 10b5-1 plan, and other forms required in Exhibit A, and the Client hereby authorizes Broker and appoints Broker as the Client’s attorney-in-fact to complete the forms on its behalf, or to complete and sign on its behalf blank forms, and submit them to the Securities and Exchange Commission and the principal stock exchange for the Shares, if applicable, or the Issuer, as the case may be.

11.          If the Client indicates on the signature page of this Agreement that, it may be an “affiliate” of the Issuer, the Client agrees that in anticipation of or in connection with sales of any Shares that are to be sold under Rule 144, it will not directly or indirectly solicit or arrange for the solicitation of orders to buy the Shares. The Client also agrees that it will not make or cause to be made any sale of Issuer securities outside of this Agreement if such sale, because of the volume limits of Rule 144, would preclude a sale that otherwise would be made pursuant to this Agreement.  In addition, the Client acknowledges and understands that if it makes any sales of, or other transactions in, the Shares outside of this Agreement that has the effect of reducing the number of Shares that may be sold under this Agreement because of the volume limitations of Rule 144(e), the Plan may be deemed to be amended, so that any such sales or transactions must be executed subject to the restrictions set forth in paragraph 3 of this Agreement.

12.          If the Client indicates on the signature page of this Agreement that it may be an “affiliate” of the Issuer, the Client represents and warrants that in the three month period preceding the date of this Agreement, neither the Client nor any person who would be considered to be the same “person” (as such term is used in Rule 144(a)(2) under the Securities Act) has, without the written consent of Broker, sold or loaned any Shares or hedged (through swaps, options, short sales or otherwise) any long position in the Shares, and the Client agrees that until the termination of this Agreement it will give Broker immediate written notice of all such sales, loans or hedges that occur on or after the Start Date, and that all such sales, loans or hedges shall be subject to paragraph 10 of this Agreement.

13.          If the Client indicates on the signature page of this Agreement that it may be an “affiliate” of the Issuer, the Client agrees to deliver, or cause to be delivered, the representation and agreement letters attached hereto as Exhibit A, including a sellers representation letter and a letter executed by the Issuer confirming that Broker will need to submit to the Issuer in connection with sales of Shares under this Agreement customary confirmation that the sales were made in compliance with the volume limitation, manner of sale and notice filing requirements of Rule 144, and that upon receipt of such confirmation from Broker and a customary 144 representation letter from Client and upon satisfaction of Issuer’s customary procedures in connection with approvals of share transfers by insiders the Issuer will promptly instruct its transfer agent to process the transfer of the Shares and issue a new certificate to the purchaser, without any restrictive legend concerning resale.

14.          For all sales under this Agreement, Broker’s only responsibilities under this Agreement are to make the sales in accordance with the terms of this Agreement and in compliance with the volume limitation and manner of sale requirements of Rule 144, with Broker entitled to assume for the purposes of the volume limitation and manner of sale requirements of Rule 144 that Client has not independently sold Shares during the relevant period, and comply with its obligations under this Agreement, including to provide the information prescribed herein.  Except as set forth in Section 5, Broker has no obligation with respect to whether this Agreement meets the provisions of Rule 10b5-1.  The Client shall reimburse Broker or any of its affiliates and their directors, officers , employees or agents (collectively, “Indemnified Persons”) for its legal and other out-of-pocket expenses (including the cost of any investigation and preparation) incurred in connection therewith promptly and shall indemnify and holds harmless Indemnified Persons from and against any losses, claims, damages, expenses and liabilities to which any Indemnified Person may become liable arising out of or relating to (a) this Agreement, (b) any assertion that this Agreement does not satisfy Rule 10b5-1 or that any of the sales made pursuant to this Agreement constitute violations by the Client of Rule 10b-5, Rule 14e-3 of the Exchange Act, or any other federal, state or foreign securities laws or regulations prohibiting trading while aware of material nonpublic information, or (c) any related regulatory investigation or inquiry, except to the extent that any losses, claims, damages, liabilities or expenses incurred by the Indemnified Persons result from the gross negligence, willful misconduct or bad faith of the Indemnified Persons or a breach by Broker of any of its covenants or obligations hereunder.  Notwithstanding the foregoing, client shall have no liability for any special, indirect, punitive, exemplary, or consequential damages, or incidental losses or damages of any kind, even if advised of the possibility of such losses or damages or if such losses or damages could have been reasonably foreseen. This paragraph shall survive any termination of this Agreement.

August 30, 2013

15.          In connection with its acceptance of this Agreement, the Client represents that:

a. it is not entering into this Agreement “on the basis of” (as defined in Rule 10b5-1(c) of the Exchange Act) material nonpublic information regarding the Shares or the Issuer;

b. it is entering into this Agreement in good faith and not as part of a plan or scheme to evade the prohibitions of Rule 10b5-1 or any other provision of any federal, state or foreign securities laws or regulations;

c. The Issuer’s equity securities are not currently subject to a pension fund blackout period, and it is not presently aware of the actual or approximate beginning or ending dates of any pension fund blackout period regarding such securities;

d. The sales (i) will not violate any corporate policy of the Issuer or other rules or regulations of the Issuer applicable to the Client or its affiliates; (ii) will not conflict with or exceed the authority granted under the resolutions of the board of directors of the Client authorizing this Agreement or the consummation of the Plan, and (iii) are not prohibited or restricted by any legal, regulatory or contractual restriction or undertaking binding on the Client or its affiliates;

e. With respect to all sales under this Agreement, it has full responsibility for, and Broker shall have no obligations with respect to, compliance with (i) any reporting requirements under Sections 13 or 16 of the Exchange Act, (ii) the short-swing profit recovery provisions under Section 16 of the Exchange Act, and (iii) any state or foreign securities laws or regulations concerning trading while aware of material nonpublic information;

f. It is aware that by granting Broker discretion to work the sales of the Shares as “not held” orders, (i) Broker may trade at the same price or a better price than that prescribed for sales pursuant to this Agreement and (ii) it is possible that Shares might not be sold notwithstanding the satisfaction of all the conditions set forth in this Agreement for their sale;

g. It is aware that in order for this Agreement to constitute a plan pursuant to Rule 10b5-1(c), it must not enter into or alter a corresponding or hedging transaction with respect to the Issuer common stock to be sold under this Agreement; and

h. It is not relying, and has not relied, upon Broker or any affiliate of Broker with respect to the legal, accounting, tax or other implications of this Agreement and that it has conducted its own independent analyses of the legal, accounting, tax and other implications hereof.

August 30, 2013

16.          For all sales under this Agreement, Broker agrees to provide the Client with reports of all sales made pursuant to this Agreement, on the day of the execution of any sales under this Agreement. Such reports may be in the form of electronic mail, facsimile or other written correspondence.  The reports sent to the Client are to be sent to the attention of: [                         ] (Email: [                         ]) with a copy to [                         ] (Email: [                         ]) or such other person as the Client may direct in writing from time to time. Reports that are sent in the form of electronic mail shall be deemed received at the time at which they are sent; provided that they are sent to the email address(es) as set forth in this Agreement or as the Client may otherwise direct in writing from time to time.

17.          Except as otherwise provided herein, any notice required or permitted by this Agreement will be deemed sufficient if in writing and if actually delivered or sent by certified mail (postage prepaid and return receipt requested), recognized courier service or facsimile (with confirmation receipt) addressed:

(a)	If to the Client, to:
Macquarie Infrastructure Management (USA) Inc.
125 West 55th Street
New York, NY 10019
Attention: [                         ]
Telephone: [                         ]
E-mail: [                         ]

(b)	If to Broker, to:
Merrill Lynch, Pierce, Fenner & Smith Incorporated
One Bryant Park
New York, NY 10036
Attention: [                         ]
Telephone: [                         ]
Email: [                         ]

With a copy to:
Merrill Lynch, Pierce, Fenner & Smith Incorporated
One Bryant Park
New York, NY 10036
Attention: [                         ]
Telephone: [                         ]
Email: [                         ]

18.          This Agreement will be binding upon, and inure to the benefit of, the Client and its successors and permitted assigns and Broker and its successors and permitted assigns. Neither Broker nor the Client may assign this Agreement without the written consent of the other, and any attempted assignment without consent shall be void; provided, however, that notwithstanding anything herein to the contrary, Broker may assign this Agreement to an affiliate without obtaining prior consent, written or otherwise.

19.          The parties acknowledge and agree that this Agreement is a “securities contract” as such term is defined in Section 741(7) of Title 11 of the United States Code (or any successor section), entitled to all of the protections given such contracts under that Title.

20.          This Agreement shall be governed by and construed in accordance with the laws of the State of New York (without regard to principles of conflict of laws). This Agreement represents the entire agreement and understanding between the parties concerning the matters set forth herein and supersedes all prior statements and agreements with respect thereto. It may be amended or modified only by a writing signed by both Broker and the Client at a time when neither the Client or its officers or employees, nor Broker’s officers or employees who are involved with the amendment, modification or implementation thereof are aware of any material nonpublic information regarding the Issuer.  No amendment or modification may take effect earlier than thirty days after the date of such amendment or modification.

[Signatures appear on following page]

August 30, 2013

Please confirm that the foregoing is in accordance with your understanding by signing the enclosed duplicate of this letter, which shall thereupon constitute a binding agreement.

Representation about status as an “affiliate,” as defined in Rule 144(a)(1) under the Securities Act:

       _____  the Client represents to Broker that, as of the date of the Agreement, it is not, and has not been, at any time during the three months ending on the date hereof, an affiliate of the Issuer.

       _____  the Client represents to Broker that it may be an affiliate of the Issuer.

Agreed as of the date first set forth above:

MACQUARIE INFRASTRUCTURE
MANAGEMENT (USA) INC.

By:	/s/
Name
Title

MERRILL LYNCH, PIERCE, FENNER & SMITH
       INCORPORATED

By:
Name:
Title:

EXHIBIT A

August 30, 2013

Merrill Lynch, Pierce, Fenner & Smith Incorporated
Bank of America Tower
One Bryant Park
New York, NY 10036
Attention: [                         ]
Telephone: [                         ]
Email: [                         ]

Re: Sale Pursuant to Rule 144 and Rule 10b5-1 Plan

Ladies and Gentlemen:

In connection with your agreement to accept the Rule 10b5-1 plan (the “Plan”) dated August 30, 2013 of Macquarie Infrastructure Management (USA) Inc. (the “Client”) regarding limited liability company interests (the “Shares”) of Macquarie Infrastructure Company LLC (the “Issuer”), the Issuer hereby confirms that, with respect to sales of Shares pursuant to the Plan, upon receipt from you of a completed seller representation letter and a completed broker representation letter, each in substantially the form attached hereto, reflecting a sale of Shares in compliance with the limitation on amount of securities sold, the manner of sale and notice of proposed sale requirements of Rule 144 under the Securities Act of 1933, as amended, and without any requirement that you or the Client deliver a legal opinion with respect to the sale, and upon receipt of a customary 144 representation letter from Client and upon satisfaction of Issuer’s customary procedures in connection with approvals of share transfers by insiders, the Issuer will promptly instruct its transfer agent to process the transfer of the shares and issue a new certificate to the purchaser, without any restrictive legend concerning resale.  The Issuer also agrees that if it does not believe that any seller representation letter or broker representation letter submitted to it reflects a sale in compliance with such Rule 144 requirements, it will immediately notify you and indicate the manner in which it believes that the requirements have not been met.

MACQUARIE INFRASTRUCTURE MANAGEMENT
(USA) INC.

By:
Name:
Title:

The Plan has been reviewed by Issuer Counsel:

___________________________
Name:
Title:

[Attachment to Exhibit A – Form of Seller’s Representation Letter]

August 30, 2013

Merrill Lynch, Pierce, Fenner & Smith Incorporated
Bank of America Tower
One Bryant Park
New York, NY 10036
Attention: [                         ]
Telephone: [                         ]
Email: [                         ]

Re: Sale Pursuant to Rule 144 and Rule 10b5-1 Plan

Ladies and Gentlemen:

In connection with the order through Merrill Lynch, Pierce, Fenner & Smith Incorporated to sell up to 1,000,000 limited liability company interests (the “Shares”) of Macquarie Infrastructure Company LLC (the “Issuer”) pursuant to Rule 144 (“Rule 144”) under the Securities Act of 1933, as amended (the “Securities Act”), the undersigned hereby warrants and represents to you and covenants with you as follows:

1.	I have read and understand Rule 144. I understand that Rule 144 may not be available if I have not satisfied Rule 144’s conditions to be met.

2.           Please check one:

a.____	As of the date hereof, I am not, and have not been for at least the past three months, an “affiliate” of the Issuer (as defined in Rule 144(a)(1)).

b.____	I may be an “affiliate” of the Issuer (as defined in Rule 144(a)(1)).

3.           If you checked Item 2(a), please check one of Items 3a(i), 3a(ii) or 3b:

a.____
(Restricted securities sold by a non-affiliate).  The transaction(s) in which the Shares were acquired from the Issuer or any “affiliate” of the Issuer did not involve a public offering within the meaning of the Securities Act.

(i)______
 (Six Months) The Shares were acquired from the Issuer or one of its “affiliates” and fully paid for more than six months ago.  The Shares have been held by the acquiror or any subsequent holder who is not an “affiliate” of the Issuer, including the undersigned, during that entire period of at least six months and the Issuer is, and has been for a period of at least 90 days immediately before the date hereof, subject to the reporting requirements of section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, the “Exchange Act”) and has filed all required reports under section 13 or 15(d) of the Exchange Act, as applicable, during the 12 months preceding the date hereof (or for such shorter period that the issuer was required to file such reports), other than Form 8-K reports.

(ii)_____
(One Year) The Shares were acquired from the Issuer or one of its “affiliates” and fully paid for more than one year ago.  The Shares have been held by the acquiror or any subsequent holder who is not an “affiliate” of the Issuer, including the undersigned, during that entire period of at least one year.

b.____
(Unrestricted securities sold by a non-affiliate).  The Shares are not “restricted securities” as defined in Rule 144 (a)(3), inasmuch as the transaction(s) in which I acquired the securities involved a public offering within the meaning of the Act or was in the public market on a stock exchange or in the over-the-counter market.  The Shares do not bear a legend restricting their transferability under the Act.

4.           If you checked Item 2(b), please check one of Items 4(a) or 4(b):

a.____
Enclosed is an executed copy of Form 144, three copies of which have been filed with the Securities and Exchange Commission, and one copy of which has been filed with the principal exchange on which the Shares are admitted.  The statements made on such Form 144 are complete, true and correct, and I will advise you of any change prior to the execution of my order.

b.____	Under Rule 144 I do not have to file a Form 144 because I will sell less than 5,000 shares or such sales will have an aggregate sale price less than $50,000.

5.           If you checked Item 2(b), you understand and agree that:

a.
I have not made and do not propose to make any payment in connection with the offer or sale of the Shares to any person except any customary broker’s commissions or dealer’s charges to you.  I have not solicited or arranged for the solicitation of orders to buy in anticipation of or in connection with the proposed sale, and I will not do so.

b.
I have no sell orders open in the Shares, or in any security convertible into or exchangeable for the Shares, with any other broker, dealer or bank and will not place any such sell orders, pending the complete execution of this order.  I have no present intention of selling any additional securities of the same class, or any securities convertible into or exchangeable for such class.

c.
I advise you that the Shares, together with all sales, hedges or loans made by me and by any person whose sales must be aggregated with mine (as provided in paragraphs (a) and (e) of Rule 144, including, but not limited to, those persons who are acting in concert with me in the sale of the Shares) during the three months prior to the date of this sale, do not exceed the greater of either (i) 1% of the outstanding shares of the Issuer, or (ii) the average weekly trading volume of the outstanding shares of the Issuer for the four full calendar weeks prior to the date of filing Form 144,  or if none, the date you receive my sell order, or the date of my sale to or through you.  During the three months prior to the date of this sale, I, together with any person whose sales must be aggregated with mine, have not sold, hedged or loaned and any Shares.

d.
I am not acting in concert with any other person in selling the Shares, and I have not agreed to so act.  I am not engaged in a plan with anyone else to dispose of the Shares.  I am not aware of any facts or circumstances indicating that I am or may be deemed an underwriter within the meaning of the Securities Act with respect to the Shares, or that the sale of the Shares is part of a distribution of any Shares of the Issuer.

e.
I have verified that the issuer of the Shares is, and has been for a period of at least 90 days immediately before the date hereof, subject to the reporting requirements of section 13 or 15(d) of the Exchange Act and has filed all required reports under section 13 or 15(d) of the Exchange Act, as applicable, during the 12 months preceding the date hereof (or for such shorter period that the issuer was required to file such reports), other than Form 8-K reports or I have received a written statement from the Issuer confirming that it has made such current public information available.

f.	It is my present bona fide intention to sell the Shares within a reasonable time.

6.	I will notify you immediately of any occurrence which would render any of the foregoing inaccurate.

The Issuer, its transfer agent, and their agents and representatives may rely on this representation letter.  Subject to the terms of the Agreement, I will indemnify you and hold you harmless from and against any and all loss, damage, claim, liability and expense arising out of or resulting from the breach of any warranty, representation or covenant hereof.

Very truly yours,

MACQUARIE INFRASTRUCTURE
MANAGEMENT (USA) INC.

By:
Name:
Title:

 [Attachment to Exhibit A – Form of Broker’s Representation Letter]

August 30, 2013

Merrill Lynch, Pierce, Fenner & Smith Incorporated
Bank of America Tower
One Bryant Park
New York, NY 10036
Attention: [                         ]
Telephone: [                         ]
Email: [                         ]

Re: Sale Pursuant to Rule 144 and Rule 10b5-1 Plan

Ladies and Gentlemen:

We have been requested by Macquarie Infrastructure Management (USA) Inc. (the “Client”) to sell up to 1,000,000 limited liability company interests (the “Shares”) of Macquarie Infrastructure Company LLC (the “Issuer”) pursuant to the provisions of Rule 144 adopted under the Securities Act of 1933, as amended (the “Securities Act”).  In order to obtain the removal of any restrictive legend or stop order relating to the Shares and to permit their sale, the Shares will be sold in a manner which satisfies the requirements of paragraphs (f) and (g) of Rule 144, and, in connection therewith, we hereby represent, warrant and agree as follows:

1.            We will either (i) purchase the securities directly as a “market maker” (as that term is defined in Section 3(a)(38) of the Securities Exchange Act of 1934, as amended), (ii) execute the order to sell the Shares in “brokers’ transactions” within the meaning of section 4(4) of the Securities Act where we shall do no more than execute the order or orders to sell the Shares as agents for the person for whose account the Shares are sold and receive no more than the usual and customary broker’s commission in connection therewith; or (iii) sell the Shares in “riskless principal transactions” (as that term is defined in Rule 144(f)(1)(iii));

2.           With respect to any “brokers’ transactions”, we shall neither solicit nor arrange for the solicitation of customer’s orders to buy the Shares in anticipation of or in connection with the transaction; provided, however, that the foregoing shall neither preclude inquiries by us of other brokers or dealers who have indicated an interest in the Shares within the preceding 60 days, nor inquiries by us of our customers who have indicated an unsolicited bona fide interest in the Shares within the 10 business days preceding the date of this order;

3.           At the time of any sale by us of Shares pursuant to the Plan, the number of Shares sold pursuant to the Plan will not exceed the amounts permitted by paragraph (e)(1) of Rule 144.

4.           After review of the Form 144 provided to us by the Client and discussions with the Client, and after such other reasonable inquiry as we have deemed necessary in the circumstances, we are not aware of circumstances indicating that the Client is an underwriter with respect to the Shares or that the sale of Shares is part of a distribution of securities of the Issuer; and

5.           The undersigned will notify you in writing promptly upon completion of the sale of any of the Shares pursuant to Rule 144, including the date and number of shares sold, it being understood that any such sale must be completed within 3 months of the Client’s filing of the Form 144 with the Securities and Exchange Commission and the principal exchange on which the Shares are admitted.

Very truly yours,

MERRILL LYNCH, PIERCE, FENNER & SMITH
INCORPORATED

By:
Name
Title: